Exhibit 24.2

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 6 on Form S-2 (No. 333-64177) and to the incorporation by reference therein of our report dated February 3, 2004, with respect to Note 3, March 16, 2004, with respect to the consolidated financial statements of Intervest Bancshares Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2003.



HACKER, JOHNSON & SMITH P.A., P.C.
Tampa, Florida
April 28, 2004